WESTERN WASTE INDUSTRIES
                          21061 South Western Avenue
                         Torrance, California  90501



       TO OUR SHAREHOLDERS:

            You are cordially invited to attend the Annual Meeting of Shareholders that will be held at The Portofino Hotel, 260 Portofino Way, Redondo Beach, California 90277 on Friday, January 5, 1996, at 11:00 a.m. Pacific Standard Time. A formal notice setting forth the business to come before the meeting and a proxy statement are attached.

            In order that your shares may be represented, please sign and return the enclosed proxy form. If you do attend the meeting, you may withdraw your proxy and vote in person, if you wish.

            Shareholders of record at the close of business on November 11, 1995, will be entitled to vote at the meeting. A copy of the annual report for the fiscal year ended June 30, 1995, is being delivered to each shareholder of the Company concurrently with the enclosed proxy material.



                                     /s/ Kosti Shirvanian

                                     KOSTI SHIRVANIAN
                                     President and
                                     Chairman of the Board



















                                     Page 1 of 26


                           WESTERN WASTE INDUSTRIES
                          21061 South Western Avenue
                          Torrance, California 90501



       TO THE SHAREHOLDERS OF WESTERN WASTE INDUSTRIES:

            The Annual Meeting of Western Waste Industries will be held at 11:00 a.m., Pacific Standard Time, on Friday, January 5, 1996. The meeting will be held at The Portofino Hotel, 260 Portofino Way, Redondo Beach, California 90277.

            The meeting will be held for the following purposes:

            1.   To elect four Directors;

            2. To consider and act upon a proposal to amend the Company's 1992 Stock Option Plan (the "1992 Plan") to increase the number of shares reserved for issuance under the 1992 Plan from 2,000,000 to 4,000,000.

            3. To ratify the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending June 30, 1996; and

            4. To transact such other business as may properly come before the meeting and any adjournment thereof.

            The Shareholders of record at the close of business on November 11, 1995, will be entitled to vote at the Annual
       Meeting.


                                By Order of the Board of Directors

                                /s/ Savey Tufenkian

                                SAVEY TUFENKIAN


       DATED: December 1, 1995

       SO THAT YOUR STOCK WILL BE REPRESENTED AT THE MEETING IN THE EVENT YOU ARE NOT PERSONALLY PRESENT, PLEASE DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. EXECUTION OF THE PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE MEETING.






                                     Page 2 of 26


                           WESTERN WASTE INDUSTRIES
                           -----------------------
                               PROXY STATEMENT
                           -----------------------

                                 SOLICITATION

            This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by the Board of Directors of Western Waste Industries (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held on Friday, January 5, 1996, and any adjournment of such meeting. The Proxy Statement and the enclosed form of proxy are first being sent or furnished to shareholders on or about November 11, 1995. The cost of solicitation, including reasonable expenses of brokers and others for forwarding proxy materials to beneficial owners of shares, will be paid by the Company. Solicitation will be made primarily by mail, and may also be made by telephone or telegraph by officers or by regular employees of the Company. The mailing address of the executive offices of the Company is 21061 South Western Avenue, Torrance, California 90501.

            Any shareholder executing a proxy has the power to revoke it at any time before it is voted by filing with the Secretary of the Company either a written notice of revocation or a duly executed proxy bearing a later date. Proxies may also be revoked by any shareholder present at the meeting who elects to vote his or her shares in person. Subject to such revocation, all proxies which are properly signed and returned to the Company in time will be voted in accordance with the specifications so made.

            The Board of Directors has fixed November 11, 1995, as the record date for determination of shareholders entitled to notice of and to vote at the meeting and any adjournment thereof. As of November 11, 1995, the Company had [14,545,966] shares of Common Stock outstanding, each of which is entitled to one vote on all matters. Cumulative voting is not permitted for the election of directors. Shareholders representing a majority of outstanding Common Stock must be present in person or by proxy to constitute a quorum at the Annual Meeting.


               VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

            The following table sets forth information concerning the shareholders known to the Company to have owned beneficially






                                          -1-
                                     Page 3 of 26

       more than five percent of the Company's outstanding Common
       Stock as of November 11, 1995. Common Stock is the Company's only voting security.

                                                           Percent of
       Name and Address               Number of Shares    Common Stock
       of Beneficial Owner            Beneficially Owned   Outstanding
       -------------------            ------------------   -----------
       Kosti Shirvanian  . . . . .      5,854,411<F1><F2>     36.9%
          21061 South Western Avenue
          Torrance, California 90501<F3>

       FMR Corporation . . . . . .      2,163,200<F4>         14.9%
          82 Devonshire Street
          Boston, Massachusetts 02109

       State of Wisconsin Investment
         Board . . . . . . . . . .      1,359,000<F5>          9.3%
          P.O. Box 7842
          Madison, Wisconsin  53707

       [FN]
       <F1> These shares are the community property of Mr. Shirvanian and his wife. Under California community property laws, each spouse has management and control over community property, although it is expected that Mrs. Shirvanian would act in concert with Mr. Shirvanian.

       <F2> Includes options to purchase 1,337,998 shares of the
            Company's Common Stock, exercisable within 60 days.

       <F3> Mr. Shirvanian is Chairman of the Board and President of
            the Company.

       <F4> Based upon Schedule 13G filed with the Securities and
            Exchange Commission on February 13, 1995.

       <F5> Based upon Form 13G filed with the Securities and Exchange
            Commission on February 13, 1995.


            To the knowledge of management, no other person owns beneficially as much as 5% of the outstanding stock of the Company. The tabulation under "Security Ownership of
       Management" indicates the number of shares owned beneficially by each nominee as of the record date.








                                          -2-
                                     Page 4 of 26

                      SECURITY OWNERSHIP OF MANAGEMENT

                 The following table sets forth as of November 11, 1995, the amount of the Company's Common Stock beneficially owned by each of its directors, each executive officer named in the Summary Compensation Table and all directors and executive officers as a group based on information obtained from such persons.


                                       Amount and Nature of Beneficial Ownership
                                     -------------------------------------------
                                                       Options      Other
                                        Sole Voting   Exercisable  Beneficial         Percentage
                                      and Investment    Within      Owner-             of Common
                                           Power        60 Days     ship<F1>   Total     Stock
                                      --------------  -----------  ---------   -----   ---------
       Harry S. Derbyshire . . . .         27,000         64,333       -0-     91,333       *

       Ramsey DiLibero . . . . . .          1,016         17,000       225     18,241       *

       Lawrence F. McQuaide  . . .          9,501         24,800     1,146     35,447       *

       Dr. A.N. Mosich . . . . . .          6,000         37,333       -0-     43,333       *

       Arnold J. Rothlisberger . .            -0-          1,250        28      1,278       *

       Kosti Shirvanian  . . . . .      4,483,700<F2>  1,337,998    32,713  5,854,411     36.9%

       John W. Simmons . . . . . .          7,000         57,333       -0-     64,333       *

       Savey Tufenkian . . . . . .        250,106        348,333    18,571    617,010<F3>  4.1%

       All Executive Officers and
         Directors as a Group
         (Eight Persons) . . . . .            --            --         --   6,725,386     40.9%


       [FN]
       <F*> Percentage of Common Stock owned does not exceed 1%.

       <F1> Includes shares allocated to the Executive Officer through participation in the Company's 401(k) Savings and Investment Plan (the "401(k) Plan"), according to the latest statement for the 401(k) Plan.

       <F2> Shares held by a trust over which Mr. Shirvanian and his wife share voting and investment power.

       <F3> Includes 27,092 shares, and options to purchase 57,500 shares exercisable within 60 days and 2,836 shares in the 401(k) Plan owned by Ralph Tufenkian, a vice president of the Company and Mrs. Tufenkian's husband. Mr. and Mrs. Tufenkian share voting and investment power.

                                          -3-
                                     Page 5 of 26

              PROPOSAL 1 - NOMINATION AND ELECTION OF DIRECTORS

            The Board of Directors of the Company currently consists of seven members, who are divided into two classes. Class I has four directors and Class II has three directors. Directors are elected for terms of two years. At the Annual Meeting, the term of office of the Class I directors will expire and the four directors in that class will be elected to serve for a term of two years and until their respective successors are elected.

            The Board intends to cause the nomination of the four persons named below for election as directors. The directors will be elected by the holders of the Common Stock. The persons named as proxy holders in the accompanying form of proxy have advised the Company that they intend at the Annual Meeting to vote the shares covered by proxies held by them for the election of the nominees named below. If any or all of the nominees should for any reason become unable to serve or for good cause will not serve, the persons named in the accompany-ing form of proxy may vote for the election of such substitute nominees, and for such lawful term or terms, as the Board may propose. The accompanying form of proxy contains a discretion-ary grant of authority with respect to this matter. The Board of Directors has no reason to believe the nominees named, or any of them, will be unable to serve if elected.

            All the nominees, except Michael Palmer, were elected members of the Board of Directors by the shareholders at the 1993 annual meeting of shareholders. Mr. Palmer was appointed by the Board of Directors to fill a vacancy on June 30, 1995. No arrangement or understanding exists between any of the nominees and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee.

            The names of the nominees for Class I director and the Class II directors who will continue in office after the Annual Meeting until the expiration of their respective terms, together with certain information regarding them, are as follows:















                                          -4-
                                     Page 6 of 26

       Nominees and the Board of Directors
       -----------------------------------
            The following persons have been nominated to serve as Directors for the ensuing two years.

                         First Year
                           Became     Term    Principal Occupation
       Name (Age)         Director   Expires  or Employment
       -----------------  --------   -------  -------------------

                        NOMINEES FOR CLASS I DIRECTOR

       Ramsey G. DiLibero   1993    1997<F*>  Chief Operating Officer of
         (67)                                 the Company since December
                                              1993.  Mr. Dilibero served
                                              as Vice Chairman of
                                              Browning-Ferris
                                              International from 1988
                                              until he retired in August
                                              1989.

       Michael Palmer       1995    1997<F*>  Mr. Palmer, a Certified
         (46)                                 Public Accountant, is a
                                              partner in the public
                                              accounting firm of Parks,
                                              Palmer, Turner &
                                              Yemenidjian, which he
                                              co-founded in 1978.

       John W. Simmons      1983    1997<F*>  Business Consultant to
         (77)                                 various businesses.
                                              Mr. Simmons retired in 1983
                                              as a Senior Vice President
                                              of Atlantic Richfield
                                              Company.

       Savey Tufenkian      1964    1997<F*>  Executive Vice President
         (66)<F1>                             since 1988 and Secretary
                                              Treasurer of the Company
                                              since its incorporation in
                                              1964.


                        DIRECTORS CONTINUING IN OFFICE

       CLASS II DIRECTORS

       Harry S. Derbyshire  1983    1996      Chairman of the Board of
         (70)                                 J.C. Carter Company, Inc., a
                                              manufacturer of aerospace
                                              products.  Prior to his
                                              retirement in 1985,
                                              Mr. Derbyshire was an


                                          -5-
                                     Page 7 of 26

                                              Executive Vice President of
                                              Whittaker Corporation.  He
                                              also serves as a Director of
                                              National Technical Systems,
                                              Inc., an operator of high
                                              technology testing
                                              laboratories.

       Dr. A.N. Mosich     1980<F2> 1996      Professor of Accounting,
         (67)                                 University of Southern
                                              California until his
                                              retirement in 1993.
                                              Dr. Mosich is also an
                                              author, consultant and
                                              lecturer.

       Kosti Shirvanian     1964    1996      Chairman of the Board of
         (65)<F1>                             Directors, President and
                                              Chief Executive Officer
                                              since the Company's
                                              incorporation in 1964.
       [FN]

       <F*> If elected at annual meeting

       <F1> Kosti Shirvanian and Savey Tufenkian are brother and
            sister.

       <F2> Dr. Mosich served as a director of the Company from 1980 to 1983, when he resigned due to the time constraints of personal business. He was re-elected a director in September 1984.

            Mr. Kosti Shirvanian, who owns beneficially 36.9% of the outstanding shares of the Common Stock of the Company, intends to vote for each of the nominees for director.


       Board of Directors and Standing Committees
       ------------------------------------------
            The Board of Directors is responsible for the overall affairs of the Company. Regular meetings of the Board are to be held five times each year, normally in February, May, July, September and November. During the fiscal year ended June 30, 1995, the Board held a total of seven meetings. No incumbent director attended fewer than 75% of the aggregate of (i) the Board meetings held during the period he or she was a director and (ii) the meetings held by all committees of the Board on which he or she served during the periods he or she served.

            The Board of Directors presently maintains three standing committees: Audit Committee, Compensation Committee and


                                          -6-
                                     Page 8 of 26

       Nominating Committee, which are described below. Members of these committees are elected annually at the regular Board of Directors meeting immediately following the Annual Meeting.

            AUDIT COMMITTEE - The Audit Committee presently is comprised of Mr. Palmer, Mr. Simmons and Dr. Mosich. The
       Audit Committee meets twice each fiscal year. The meetings are scheduled to coincide with the commencement and the completion of the annual audit by the Company's independent auditors. The principal responsibilities of and functions generally performed by the Audit Committee are as follows:
       (i) recommendation of the accounting firm to be employed by the Company as its independent auditors; (ii) consultation with the Company's independent auditors with regard to the audit plan; (iii) review of the Company's financial statements with the independent auditors prior to publication;
       (iv) determination that no restrictions are placed by management on the scope or implementation of the independent auditors' examination of the Company; and (v) consultation with the independent auditors with respect to the adequacy of internal accounting controls.

            COMPENSATION COMMITTEE - The Compensation Committee presently is comprised of Dr. Mosich and Mr. Simmons. The Compensation Committee holds one regular meeting annually and any additional meetings as required for the purpose of reviewing and determining the compensation of all officers and employee-directors, granting stock options and approving the salary philosophy for all other employees.

            NOMINATING COMMITTEE - The Nominating Committee presently is comprised of Mrs. Tufenkian and Messrs. Shirvanian and Derbyshire. The Nominating Committee meets once each year, at least 90 days prior to the Annual Meeting, for the purpose of nominating and recommending the selection of individuals to comprise management's slate of nominees for the class of directors to be elected for the ensuing year.

            Non-employee directors receive fees of $10,000 per annum plus $1,000 per Board meeting attended in person, in addition to expenses reasonably incurred in attending meetings. Directors also receive $1,000 per day for services rendered beyond normal director duties. During fiscal 1995, the Company paid Mr. Derbyshire $6,000, Dr. Mosich $5,250 and Mr. Simmons $1,000 for consulting services. In addition, the Company entered into a one-year agreement with Mr. Simmons whereby he provided additional consulting services to the Company during fiscal 1995. Mr. Simmons was paid $120,000 pursuant to the agreement.

            On July 5, 1994, each nonemployee director was granted stock options to purchase 10,000 shares of the Company's Common Stock at an exercise price equal to the fair market value per share of the stock on the date of grant.


                                          -7-
                                     Page 9 of 26

                      PROPOSAL 2 - APPROVAL OF AMENDMENT
                          TO 1992 STOCK OPTION PLAN

            At the annual meeting of shareholders held on December 18, 1992, the shareholders approved the Western Waste Industries 1992 Stock Option Plan (the "1992 Plan"). On July 6, 1994, the Board of Directors of the Company unanimously approved certain amendments to the 1992 Plan (the "Amendments"). The Amendments were approved by a vote of shareholders of the Company at a meeting held on January 27, 1995. The Plan provides for the grant of both non-qualified options and incentive stock options, as described in Section 422A of the Internal Revenue Code of 1986, as amended.

            Management desires, subject to shareholder approval, to amend the 1992 Plan to increase the number of shares reserved for issuance under the 1992 Plan from 2,000,000 to 4,000,000.

            The purpose of the proposed amendment is to permit the Company to continue to attract and retain key employees of ability and experience. Pursuant to the 1992 Plan, the Company has granted options to purchase a total of 1,840,734 shares of its Common Stock, of which options representing 1,789,066 shares have not been exercised. A total of 159,266 shares remain available for grant under the 1992 Plan. Options representing a total 1,873,799 shares granted under other stock option plans of the Company are also outstanding and unexercised. The 1992 Plan is the only stock option plan of the Company under which stock options may be granted.

            A summary description of the 1992 Plan is provided below.

       Administration
       --------------
            The 1992 Plan is administered by a committee of non-employee members of the Board of Directors ("Committee"). The Committee, in its sole discretion, determines the directors, officers and key employees to whom options are to be granted, the type of stock options to be granted, the number of shares to be optioned, the time of exercise and other terms and provisions of each option. The 1992 Plan provides, however, that the maximum number of shares of Common Stock subject to options granted to any executive officer of the Company for a fiscal year shall not exceed 300,000. The 1992 Plan also provides that each nonemployee director of the Company shall receive annually, on a prescribed date, options to purchase 10,000 shares of Common Stock at an exercise price equal to the closing price of the Company's Common Stock on the date of grant as reported on The New York Stock Exchange. This element of the 1992 Plan may not be amended more than once every six months other than to comply with applicable law. The Committee is empowered to interpret the Plan, prescribe, amend, and


                                          -8-
                                     Page 10 of 26

       rescind the rules and regulations relating to the Plan, amend the Plan, subject to certain limitations, and make all other determinations necessary or advisable for the administration of the Plan.

       Option Terms
       ------------
            The exercise price for shares covered by an incentive stock option shall not be less than 100% of the fair market value of the shares (or 110% if the optionee at the time the option is granted owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company) on the date the option is granted, as determined by the Committee. The exercise price for shares covered by a non-qualified stock option shall not be less than 50% of the fair market value of the shares on the date the option is granted, as determined by the Committee, except that, with respect to non-qualified stock options granted to directors, the exercise price shall not be less than 100% of the fair market value of the shares on the date the option is granted, as determined by the Board or Committee.

            The price of any shares purchased upon exercise of an option shall be paid in full at the time of purchase. Payment for any number of shares purchased upon exercise of options granted under the 1992 Plan may, at the option of the optionee, be made by delivery to the Company of shares of the Common Stock of the Company having a fair market value equal to the exercise price of the option shares. Options shall be exercisable at such times and for such period as may be fixed by the Committee, provided that no option shall be exercisable after ten years from the date of grant. In the event of a dissolution of the Company, or a merger or consolidation where the Company is not the surviving corporation and the surviving corporation does not agree to exchange its options for options granted under the 1992 Plan, all options granted under the 1992 Plan shall terminate, but an optionee shall have the right to exercise any then outstanding option immediately prior to such dissolution, merger or consolidation without regard to restrictions on time of exercise, except expiration of the option period.

       Stock Subject to Plan
       ---------------------
            The total number of shares of the Company's Common Stock, no par value, currently reserved for issuance upon exercise of options granted under the 1992 Plan is 2,000,000, of which a total of 1,948,332 shares are either subject to outstanding options or are available for grant, which is equivalent to approximately 26.3% of the Company's current total shares outstanding. An increase of 2,000,000 shares in the shares reserved for issuance upon exercise of options granted under the 1992 Plan would represent an aggregate number of 3,948,332


                                          -9-
                                     Page 11 of 26

       shares either represented by outstanding options or available for grant or 40.0% of the Company's currently outstanding shares. Provision is made for adjustment in the number of option shares and exercise prices in the event of recapitalization.

       Eligibility
       -----------
            Incentive stock options may be granted only to employees of the Company. Non-qualified stock options may be granted to officers, key employees and directors of the Company, including those who have been granted options under other stock option plans of the Company.

       Termination of Options
       ----------------------
            If an optionee's employment is terminated for any reason other than death, the options granted to the optionee may be exercised at any time within 90 days, or in certain cases one year after the date of termination, but not beyond the period such option is exercisable, on the date of termination. Any optionee who retires from the Company after at least ten years of service will be allowed to exercise any and all options granted under the qualified and non-qualified stock option plans within one year from the time of retirement and any options which are not vested at the time of retirement automatically vest upon said retirement. If an optionee dies while in the employ of the Company, the optionee's estate may exercise the options within 12 months from the date of death, but not beyond the option period. Options shall not be affected by authorized leaves of absence or by a change of employment so long as the optionee continues to be a director, officer or employee of the Company. In no case may an option be exercised more than ten years after it is granted.

            Options granted under the 1992 Plan are not transferable except to the executor or administrator of the optionee's duly appointed and acting guardian or conservator, and shall be exercisable during the optionee's lifetime only by the optionee or by such guardian or conservator for the benefit of the optionee.

       Suspension, Modification and Termination
       ----------------------------------------
            The 1992 Plan may at any time, or from time to time, be terminated, suspended, modified or amended by the Board. No amendment, suspension or termination of the 1992 Plan shall, without the consent of the optionee, alter or impair any rights or obligations under any options granted under the 1992 Plan, except as may be occasioned by the dissolution, or upon the merger or consolidation of the Company where the Company is not the surviving corporation and the surviving corporation does not agree to exchange its options for options granted under the 1992 Plan, or in the event the Board determines, in its sole discretion, that the Company cannot reasonably comply with the applicable laws and rules in order to implement the 1992 Plan
                                          -10-
                                     Page 12 of 26

       or issue stock upon the exercise of outstanding options. In addition, no such modification or amendment shall, without shareholder approval, increase the number of shares authorized for issuance upon the exercise of options, provide for the grant of options with an exercise price per share less than the amount set forth above or postpone the date of the expiration of the Plan beyond the expiration date set forth below.

       Non-Qualified Stock Options
       ---------------------------
            There will be no federal income tax consequences to an optionee upon the grant of a nonqualified stock option. Upon the exercise of a non-qualified option, the optionee will recognize taxable income in an amount equal to the fair market value of the stock on the date of exercise less the exercise price paid, and the Company will be allowed a corresponding tax deduction for compensation expense in an amount equal to the taxable income recognized by the optionee. Upon the subsequent sale of shares acquired upon the exercise of a non-qualified stock option, the optionee generally will recognize additional gain or loss in an amount equal to the difference between the proceeds received upon sale and the fair market value of such shares on the date of exercise.

       Incentive Stock Options
       -----------------------
            An optionee who exercises an incentive stock option, both at the time of the initial grant of the option and at the time of its exercise (unless the alternative minimum tax applies), will recognize no income for federal income tax purposes. The Company will generally not be entitled to a tax deduction for compensation expense at the time of exercise of an incentive stock option, except upon a disqualifying disposition as described below. If an optionee holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the optionee upon exercise of the option, all gain or loss will be recognized at the time of the disposition of the stock. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "Disqualify-ing Disposition"), at the time of disposition the optionee will realize taxable income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price or (ii) the optionee's actual gain, if any, resulting from the purchase and sale. To the extent the optionee recognizes income by reason of a Disqualifying Disposition, the Company will be entitled (subject to the satisfaction of any withholding obligation) to a corresponding business expense deduction in the tax year in which the disposition occurs.

            The foregoing summary of the effects of current federal income taxation upon optionees and the Company with respect to shares issued under the Plan does not purport to be complete, and reference is made to the applicable provisions of the
       Internal Revenue Code of 1986, as amended.
                                          -11-
                                     Page 13 of 26

       Effective Date and Termination of Plan
       --------------------------------------
            The 1992 Plan became effective upon approval by the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock of the Company present and voting at the annual meeting of shareholders held on December 18, 1992. Unless sooner terminated, the 1992 Plan's authority to grant options shall expire on November 5, 2002 ("Expiration Date"), but the 1992 Plan shall remain in full force and effect beyond the Expiration Date for all options granted prior to the Expiration Date.

            The Board of Directors of the Company recommends a vote FOR this proposal. Proxies solicited by the Board of Directors will be voted FOR this proposal unless shareholders specify otherwise in their proxies.


                        COMPENSATION COMMITTEE REPORT
                          ON EXECUTIVE COMPENSATION

            The Compensation Committee of the Board of Directors (the "Committee") has set forth below the components of the Company's executive officer compensation programs and has described the basis on which fiscal 1995 compensation decisions were made by the Committee with respect to the executive officers of the Company, including the executive officers that are named in the compensation table.


       Compensation Philosophy and Objectives
       --------------------------------------
            In creating its compensation programs, the Company followed a philosophy that executive compensation is directly linked to continuous improvements in corporate performance and increases in shareholder value. The following objectives have been utilized by the Committee as guidelines for its compensation decisions:

            Compensation should be meaningfully related to the value created for shareholders.

            Compensation programs should support the short and long-term strategic goals and objectives of the Company.

            Compensation programs should reflect and promote the Company's values, and reward individuals for outstanding contributions to the Company's success.

            Short and long-term compensation play a critical role in attracting and retaining well qualified executives.




                                          -12-
                                     Page 14 of 26

       Elements of Compensation Programs
       ---------------------------------
            At least annually, the Committee reviews the Company's executive officer compensation programs to ensure that pay levels and incentive opportunities are competitive and reflect the performance of the Company. The three basic components of the program, each of which is intended to serve the overall compensation philosophy, are as follows:

            BASE SALARY - Base salary levels are, in part, estab-lished through comparisons with companies of similar size engaged in the same or similar business as that of the Company. Actual salaries are based on individual performance of the executive officer within a salary range reflecting job evalua-tion and market comparisons. Base salary levels for executive officers are reviewed annually and established within a range deemed by the committee to be reasonable and competitive. The Committee recommended increases in base salary for the executive officers in fiscal 1995 of up to 6%.

            ANNUAL INCENTIVES - The Company's executive officers are eligible to participate in an annual incentive compensation program whose awards are based primarily on the attainment of certain operating and individual goals. The objective of this program is to provide competitive levels of compensation in return for the attainment of certain financial objectives that the Committee believes are primary factors in the enhancement of shareholder value. In particular, the program seeks to focus the attention of executive officers toward earnings growth. Bonuses for executive officers of the Company under this program are intended to be consistent with targeted awards of companies of similar size and engaged in the same or similar business as that of the Company. Actual awards are subject to adjustment up or down, at the discretion of the Committee, based on the Company's overall performance. For fiscal 1995, the Compensation Committee awarded bonuses to executive officers based upon the performance measures discussed above. The bonuses are reflective of the Company's overall improvement in earnings and total stockholder return in fiscal 1995.

            LONG-TERM INCENTIVES - As an important element in retaining and motivating the Company's senior management, the Committee believes that those persons who have substantial responsibility for the management and growth of the Company should be provided with an opportunity to increase their ownership of Company stock. Therefore, executive officers and certain other key employees are eligible to receive stock options from time to time, giving them the right to purchase shares of Common Stock of the Company at a specified price in the future. The number of stock options granted to executive officers is based on various factors, including the respective scope of accountability, strategic and operational goals and anticipated performance and contributions of the individual


                                          -13-
                                     Page 15 of 26

       executive. Each nonemployee director receives annually, on a prescribed date, options to purchase 10,000 shares of Common Stock at an exercise price equal to the closing price of the Company's Common Stock on the date of grant as reported on the New York Stock Exchange. Nonemployee directors constitute a committee of disinterested directors to administer the granting of all other options under the 1992 Plan.

            SECTION 162(m)  -  "Compensation", as defined in
       Section 162(m) of the Internal Revenue Code, as amended (the "Code"), in excess of $1 million per year paid to an executive officer is not deductible by the Company unless such compensa-tion in excess of $1 million per year is payable pursuant to a performance based plan, approved by the shareholders of the Company. The Compensation Committee is in the process of developing performance goals with respect to compensation exceeding $1 million per year payable to an executive officer.

       Compensation for the President and Chief Executive Officer
       ----------------------------------------------------------
            The Committee, in considering the compensation for the President and Chief Executive Officer for fiscal 1995, reviewed his existing compensation arrangements and the performances of both Mr. Shirvanian and the Company. The Committee made the following determinations regarding Mr. Shirvanian's compensation:

            - Based upon Mr. Shirvanian's and the Company's fiscal 1994 performance, the Committee increased
                 Mr. Shirvanian's base salary by 6%. In determining Mr. Shirvanian's base salary increase, the Committee considered the fact that he did not receive an increase in base salary in either fiscal 1994 or fiscal 1993.

            - Based upon Mr. Shirvanian's and the Company's fiscal 1994 performance, the Committee awarded a bonus of $150,000 to Mr. Shirvanian.

            - In order to provide a long-term incentive to Mr. Shirvanian, the Committee awarded him non-qualified stock options to purchase 200,000 shares of the Company's common stock at fair market value on the date of the grant and awarded him incentive stock options to purchase 40,000 shares of the Company's Common Stock at a price equal to 110% of fair market value on the date of grant.

       Summary
       -------
            The Committee believes, based upon its review of the Company's compensation programs, that the compensation program for executive officers of the Company is appropriate and


                                          -14-
                                     Page 16 of 26

       competitive with the compensation programs provided by other companies engaged in the waste management business. The Committee also believes that the Company's incentive program provides for awards appropriately related to the Company's and individual performance. The Committee further believes that the stock option program provides opportunities to participants that are consistent with the returns that are generated on behalf of the Company's shareholders.


                            Compensation Committee
                          of the Board of Directors

                             /s/ Dr. A.N. Mosich
                              /s/ John W Simmons

                          Dr. A.N. Mosich, Chairman
                                John W Simmons


       Executive Compensation
       ----------------------
            The following table sets forth certain information with respect to compensation for services in all capacities paid by the Company for the past three years, to the Chief Executive Officer of the Company at June 30, 1995 and to each of the four other most highly compensated executive officers of the Company serving at June 30, 1995.



























                                          -15-
                                     Page 17 of 26

                                           SUMMARY COMPENSATION TABLE
                                                                           Long-Term
                                                                          Compensation
                                            Annual Compensation              Awards
                                      ------------------------------      ------------
                                                                   Other   Securities
                                                                  Annual   Underlying   All Other
            Name and                                              Compen-   Options      Compen-
         Principal Position        Year      Salary    Bonus<F1> sation<F2>(Shares)<F3> sation<F4>
       ----------------------      ----      ------    --------  --------- -----------  ---------
       Kosti Shirvanian            1995     $785,866    $150,000   $-0-    240,000      $4,620
        Chairman of the Board      1994      772,800     150,000    -0-    300,000       4,620
        and President and          1993      786,800       -0-      -0-    450,000<F5>   4,497
        Chief Executive
        Officer

       Ramsey G. DiLibero          1995      208,000      25,000    -0-     20,000       6,220
        Chief Operating            1994      121,600      25,000    -0-     24,000        -0-
        Officer <F6>               1993        --          --        --       --           --

       Savey Tufenkian             1995      197,874      40,000    -0-     40,000       4,631
        Executive Vice             1994      187,680      40,000    -0-     50,000       4,497
        President,                 1993      204,680       -0-      -0-    137,500<F5>   4,721
        Secretary-Treasurer

       Lawrence F. McQuaide        1995      167,852      15,000    -0-     12,000         896
        Executive Vice             1994      160,080      12,000    -0-     15,000       6,878
        President, Finance         1993      162,980       -0-      -0-     33,000<F5>     812

       Arnold J. Rothlisberger     1995      124,554      10,000    -0-      5,000       2,154
        Vice President,            1994        --          --        --       --           --
        General Counsel<F7>PR      1993        --          --        --       --           --


       [FN]
       <F1> Includes bonus awards earned for performance in the fiscal year noted even though such amounts are payable in subsequent years.

       <F2> No perquisites and other benefits exceed the lesser of either $50,000 or 10 percent of the total of annual salary and bonuses reported for the named executive officer.

       <F3> In September 1992, the Compensation Committee approved the repricing of the options granted on July 1, 1990 and September 6, 1991 to $10-3/8 ($11.41 or 1 10% for
            incentive stock options with respect to optionees owning more than 10% of the outstanding shares of the Company's Common Stock), the price of the Common Stock last reported by the New York Stock Exchange as of the close of the market on September 10, 1992. As a condition of the


                                          -16-
                                     Page 18 of 26

            repricing, the Committee required that the number of outstanding options held by the optionees be reduced by 25%. The options issued on July 1, 1990 were 75% vested effective July 1, 1993, and had an original exercise price of $19-1/4 ($21.17 or 110% for incentive stock options with respect to optionees owning more than 10% of the outstanding shares of the Company's Common Stock). The options issued on September 6, 1991 were 67% vested effective September 6, 1993, and had an original exercise price of $16-7/8.

       <F4> The All Other Compensation column represents the amount of the Company's matching contribution with respect to each executive officer under the Company's 401(k) Savings and Investment Plan.

       <F5> Stock option grants for fiscal 1991 and 1992 were treated as canceled and reissued in fiscal 1993.  See note (3).

       <F6> Mr. DiLibero joined the Company in December 1993 as Chief
            Operating Officer.

       <F7> Mr. Rothlisberger joined the Company in August 1994 as
            Vice President, General Counsel.

            The following table sets forth certain information with respect to stock options granted to the executive officers named in the Summary Compensation Table during fiscal 1995. The Company does not grant any Stock Appreciation Rights.

                                  OPTION GRANTS IN THE LAST FISCAL YEAR
                                                                               Grant Date
                                              Individual Grants                   Value
                                 -------------------------------------------   ----------
                                            Percentage
                                             of Total
                                 Number of    Options
                                 Securities  Granted to
                                 Underlying  Employees  Exercise               Grant Date
                                   Options   in Fiscal   Price    Expiration     Present
             Name                Granted (#)    1995     ($/Sh)      Date      Value($)<F1>
       --------------------      ------------  -------   -------   --------    ------------
       Kosti Shirvanian          200,000<F2>   35.7%     $20.00    7/05/04     $2,652,000
                                  40,000<F2>    7.1%      22.00    7/05/04        514,400

       Ramsey G. DiLibero         20,000<F2>    3.6%      20.00    7/05/04        265,200

       Savey Tufenkian            40,000<F2>    7.1%      20.00    7/05/04        530,400

       Lawrence F. McQuaide       12,000<F2>    2.1%      20.00    7/05/04        159,120

       Arnold J. Rothlisberger     5,000<F3>    0.7%      20.12    7/31/04         66,700

                                          -17-
                                     Page 19 of 26

       [FN]
       <F1> Based upon the Black-Scholes option valuation model.  The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance the value realized will be at or near the value estimated by the Black-Scholes model. The valuation model uses certain assumptions. The assumptions used in this valuation were: 6.3% risk-free interest rate, no dividends and a volatility factor of 0.452.

       <F2> Stock options granted on July 6, 1994 under the Company's
            1992 Stock Option Plan. Options become fully exercisable on July 6, 1998 with the exception of the stock options representing 200,000 shares granted to Mr. Shirvanian included in the same grant, which become fully exercisable on July 6, 1997.

       <F3> Mr. Rothlisberger joined the Company in August 1994 as
            Vice President, General Counsel. He was granted stock options representing 5,000 shares on August 1, 1994 under the Company's 1992 Stock Option Plan. These options become fully exercisable on August 1, 1998.


            The following table sets forth certain information as to each exercise of stock options during the year ended June 30, 1995 by the Executive Officers named in the Summary Compensa-tion Table and the fiscal year-end value of unexercised options:

                            AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                                 AND JUNE 30, 1995 OPTION VALUES
                                               Number of Securities
                                              Underlying Unexercised
                                              Options at June 30, 1995  In-the-Money Options
                                                         (#)            at June 30, 1995($)<F1>
                              Shares     Value   ---------------------  -----------------------
                            Acquired On Realized              Unexer-                  Unexer-
          Name              Exercise(#) ($)<F1>  Exercisable  cisable  Exercisable     cisable
       ------------------    ---------  -------- -----------  -------  -----------     -------
       Kosti Shirvanian        -0-        -0-    1,177,999    440,001  $11,607,000   $2,050,000

       Ramsey G. DiLibero      -0-        -0-        8,000     36,000       60,500      123,500

       Savey Tufenkian         -0-        -0-      230,833    106,667    2,293,100      667,500

       Lawrence F. McQuaide   21,200    148,225     11,800     27,000      106,600      151,500

       Arnold J. Rothlisberger -0-        -0-        -0-        5,000         -0-           625


                                          -18-
                                     Page 20 of 26

       [FN]
       <F1> Computed based upon the difference between the aggregate fair market value and the aggregate exercise price at the exercise date or fiscal year end as appropriate.

                              PERFORMANCE GRAPH

            The following performance graph compares the performance of the Company's Common Stock to the S & P 500 Index and to the Value Line Environmental Service Index for the Company's last five fiscal years. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at June 30, 1990 and that all dividends were reinvested.

                                   June   June   June   June   June   June
                                   1990   1991   1992   1993   1994   1995

       Western Waste               100    102     64     56    104    105
       Industries

       Value Line Index            100     79     74     75     69     76

       S&P 500                     100    107    122    138    140    177


                     COMPLIANCE WITH SECTION 16(a) OF THE
                       SECURITIES EXCHANGE ACT OF 1934.

            Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

            To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended June 30, 1995, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

            On May 1, 1968, the Company entered into a 25-year lease with Mr. Shirvanian, for approximately three and one-half acres of land in Carson, California, constituting about one-half of the property utilized by the Company at its Carson transfer station facility. The term of the lease has been extended to


                                          -19-
                                     Page 21 of 26

       February 28, 1996. At the end of the lease term the improvements on the land become the property of the lessor.
       The Company pays insurance, taxes and maintenance on the property. Rent is being paid at the rate of $14,953 per month. This lease rate was determined on the basis of an independent real estate appraisal of the fair market value of the property completed on January 22, 1986, and is adjusted annually based on the Consumer Price Index. The Company believes that the terms of the lease, including the rent, are comparable to those that would have been included in a lease entered into with an independent third party for comparable property.

            During fiscal 1989, the Company adopted a policy of making interest-free short-term loans to officers, directors and key employees to enable them to exercise stock options. During fiscal 1991, Mrs. Tufenkian and Ralph Tufenkian, Vice President, Corporate Projects (Mrs. Tufenkian's husband) received short-term loans of $216,000 in connection with the exercise of stock options. Mrs. Tufenkian and Mr. Tufenkian have repaid $158,000 and $58,000 in fiscal 1994 and fiscal 1995, respectively. During fiscal 1992, Mr. Shirvanian, received a short-term loan of $197,560 in connection with the exercise of stock options and $121,177 for the purchase of a life insurance policy, totalling $318,737. During fiscal 1993, he received an additional loan of $166,550 and repaid $115,000. In fiscal 1994, he repaid $150,000 leaving a balance of $220,287 as of June 30, 1994 which was repaid in fiscal 1995.

            In order to induce Mr. McQuaide to relocate to Southern California, the Company loaned Mr. McQuaide $80,000 in 1984, payable within ten years, with interest at 8% per annum, to assist him in the purchase of a house. Due to the substantial difference between the housing costs in Southern California and some other parts of the nation, many companies located in Southern California have had to make similar types of arrangements to attract talented personnel from other parts of the country. Mr. McQuaide repaid the remaining principal indebtedness under the note of $35,000 in fiscal 1995.

            In fiscal 1995, the Company and Mr. and Mrs. Kosti Shirvanian and Ms. Linda Shirvanian as trustee of the Kosti and Marian Shirvanian Family 1995 Irrevocable Trust (the "Trust") entered into a split dollar life insurance agreement (the "Agreement") providing for life insurance on the life of Mr. Shirvanian or the lives of Mr. and Mrs. Shirvanian. The owner and beneficiary of the policy is the Trust. The beneficiaries of the Trust are the descendants of Mr. and Mrs. Shirvanian. The Agreement stipulates that the Company will pay an amount equal to the least of (i) two-thirds of the entire amount of the premium (ii) the sum of $500,000 or
       (iii) the largest amount which will not result in a charge to the earnings of the Company for the fiscal year in which the payment is made of more than $150,000, determined under the


                                          -20-
                                     Page 22 of 26

       accounting method which results in the least annual charges over the longest appropriate period of time and conforms with generally accepted accounting principles. The Trust shall pay the balance of the premium. In fiscal 1995, the Company recorded a receivable of $324,957, which is fully secured by the cash surrender value of the policy, and expensed $150,000 related to this policy. Upon payment of the policy death benefit, or upon surrender of the policy, the Company will be entitled to reimbursement of the aggregate premiums advanced by the Company. This agreement was unanimously approved by the Board of Directors of the Company (with Mr. Shirvanian abstaining).

            All transactions between the Company and its officers, directors, employees and shareholders or their affiliates have been, and in the future will be, subject to the approval of a majority of the independent and disinterested members of the Board of Directors.


                   PROPOSAL 3 - RATIFICATION OF APPOINTMENT
                           OF INDEPENDENT AUDITORS

            The accounting firm of Ernst & Young LLP, Long Beach, California, has served as independent auditors for the Company since January 1985, and, subject to ratification by the share-holders, has been appointed to serve as such for the fiscal year ending June 30, 1996. A representative of Ernst & Young LLP will be present at the annual meeting of shareholders and will be given an opportunity to make a statement and will be available to respond to appropriate questions from the shareholders.

            The Board of Directors of the Company recommends a vote FOR the proposal to ratify the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending June 30, 1996. Proxies received by the Board of Directors will be so voted unless shareholders specify a contrary choice.


                                OTHER BUSINESS

            The Board of Directors is not aware of any matters that are to be presented for action at the meeting other than those set forth herein. Should any other matter requiring a vote of the shareholders arise, the persons named as proxies in the enclosed form of proxy will vote the shares represented thereby in accordance with their best judgment in the interests of the Company. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.





                                          -21-
                                     Page 23 of 26

                            ADDITIONAL INFORMATION

            A copy of the Annual Report to shareholders for the fiscal year ended June 30, 1995 is being delivered concurrently with this Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated in this Proxy Statement and is not to be considered proxy soliciting material.

            Shareholder proposals, if any, which may be considered for inclusion in the Company's proxy materials for the 1996 Annual Meeting must be received by the Company at its principal execu-tive office not later than August 1, 1996. To ensure prompt receipt of the shareholder proposals by the Company, the proposals should be sent by certified mail, return receipt requested, to Secretary, Western Waste Industries, 21061 South Western Avenue, Torrance, California 90501. The proposals must comply with the proxy rules relating to shareholder proposals in order to be included in the Company's 1995 proxy material.


                                     By Order of the Board of Directors


                                     /s/ Savey Tufenkian

                                     SAVEY TUFENKIAN, Secretary

            December 1, 1995


























                                          -22-
                                     Page 24 of 26

                          WESTERN WASTE INDUSTRIES
                          21061 S. WESTERN AVENUE
                        TORRANCE, CALIFORNIA  90501


                                   PROXY


               This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of the Shareholders on Friday, January 5, 1996.

               The undersigned shareholder(s) of WESTERN WASTE INDUSTRIES does hereby constitute and appoint KOSTI SHIRVANIAN and DR. A.N. MOSICH, and each of them, with full power of substitution and revocation, the true and lawful attorney or attorneys and proxies of the undersigned, to vote all shares of the Common Stock of WESTERN WASTE INDUSTRIES owned by or of record in the name of the undersigned, at the annual meeting of its shareholders on Friday, January 5, 1996 at 11:00 A.M., Pacific Standard Time, and at any and all adjournments thereof, in the manner specified below.

          _____________                 Please mark
          Common                        your votes
                                          as this
                                           [X]


                        (continued on reverse side)



















                                     Page 25 of 26

     THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS
     INDICATED, WILL BE VOTED "FOR" EACH OF THE NOMINEES FOR DIRECTOR AND FOR EACH OF THE PROPOSALS.


          Proposal 1 - Election of      RAMSEY G. DILIBERO, MICHAEL
     Four Directors:                    PALMER, JOHN W. SIMMONS AND
                                        SAVEY TUFENKIAN
          FOR all         WITHHOLD
     nominees listed     AUTHORITY      (To withhold authority for any
     at the right       to vote for     nominee, write individual's
     (except as market  all listed      name in the space provided.)
     to the contrary)    at right
           [ ]             [ ]          ______________________________

                                        ______________________________

          Proposal 2 - To consider           Should any other matters
     and act upon a proposal to amend   requiring a vote of the
     the Company's 1992 Stock           shareholders arise, the
     Option Plan ("the 1992 Plan")      attorneys above are authorized
     to increase the number of shares   to vote the same in accordance
     reserved for issuance under        with their best judgment in
     the 1992 Plan from 2,000,000       the best interest of the
     to 4,000,000.                      Company.  Management is not
                                        aware of any matter which is
     FOR       AGAINST     ABSTAIN      to be presented for action at
     [ ]         [ ]         [ ]        the meeting other than the
                                        matters set forth herein.

                                        (Please sign exactly as name
                                        or names appear on notice of
                                        meeting addressed to you.
                                        Executors, administrators,
                                        trustees or other
                                        representatives should so
                                        indicate when signing.)
          Proposal 3 - To ratify
     the selection of Ernst & Young
     as auditors for the fiscal         Dated_________________________
     year ending June 30, 1996.

                                        ______________________________
                                        Shareholders Signature

     FOR    AGAINST    ABSTAIN
     [ ]      [ ]        [ ]            ______________________________
                                        Shareholders Signature






                                     Page 26 of 26